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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Registration Statement on Form N-1A of The MainStay Funds (the "Registration Statement") our report dated March 29, 2001, relating to the financial statements of NYLIFE LLC and subsidiaries, which appears in such Registration Statements, and to the incorporation by reference of our report into the Registration Statement. We also consent to the incorporation by reference in the Registration Statement of our reports dated February 19, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of MainStay Capital Appreciation Fund, MainStay Value Fund, MainStay Convertible Fund, MainStay Total Return Fund, MainStay Corporate High Yield Fund, MainStay Government Fund, MainStay Tax Free Bond Fund, MainStay Equity Index Fund, MainStay California Tax Free Fund, MainStay New York Tax Free Fund, MainStay International Bond Fund, MainStay International Equity Fund, MainStay Money Market Fund, MainStay Strategic Income Fund, MainStay Strategic Value Fund, MainStay Small Cap Growth Fund, MainStay Small Cap Value Fund, MainStay Blue Chip Growth Fund, MainStay Equity Income Fund, MainStay Growth Opportunities Fund, MainStay Research Value Fund, MainStay Global High Yield Fund and MainStay MAP Equity Fund (portfolios of The MainStay Funds, hereafter referred to as "the Funds"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Independent Accountants" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, NY
April 30, 2001